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                        SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                 919 THIRD AVENUE
                              NEW YORK 10022-3897

                                     ----------

                                   (212) 735-3000
                                FAX: (212) 735-2000


                                        September 20, 1996
Western Gas Resources, Inc.
12200 North Pecos Street
Denver, Colorado 80234-3439

        Re:  Western Gas Resources, Inc.
             Registration Statement on Form S-3
             ----------------------------------

Dear Gentlemen:

        We hereby consent to the use of our name in the Registration Statement on Form S-3 of Western Gas Resources, Inc. (the "Registrant"), filed with the Securities and Exchange Commission (the "Commission") on September 23, 1996 under the caption "Legal Opinions." We also consent to the filing with the Commission as Exhibit 5.1 to such Registration Statement of (i) our opinion dated July 26, 1993 (incorporated by reference to Exhibit 5.1 to the Registrant's Registration Statement on Form S-3 (No. 33-66516)), (ii) our opinion dated July 26, 1994 (incorporated by reference to Exhibit 5.1 to the Registrant's Registration Statement on Form S-3 (No. 33-54741)) and (iii) our opinion dated February 13, 1996 (incorporated by reference to Exhibit 5.1 to the Registrant's Registration Statement on Form S-3 (No. 333-00903)). In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Commission.

                                        Very truly yours,

                                Skadden, Arps, Slate, Meagher & Flom


                                                                    Exhibit 23.1